UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44084 Riverside Parkway, Suite 320

Leesburg, Virginia 20176

(Address of Principal Executive Offices, including zip code)

(703) 723-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As discussed further below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, on August 29, 2007, Catcher, Inc., the wholly owned subsidiary of Catcher Holdings, Inc., entered into an Executive Employment Agreement, dated September 1, 2007, with Ira Tabankin, pursuant to which Mr. Tabankin resigned as President and Chief Technical Officer and was appointed Senior Vice President of Corporate Development.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported above under Item 1.01, Entry into a Material Definitive Agreement, on August 29, 2007, Catcher, Inc. (“Catcher”), the wholly owned subsidiary of Catcher Holdings, Inc., entered into an Executive Employment Agreement (the “Employment Agreement”), dated September 1, 2007, with Ira Tabankin, the Company’s former President and Chief Technical Officer. Pursuant to the Employment Agreement, Mr. Tabankin resigned as President and Chief Technical Officer and was appointed Senior Vice President of Corporate Development. The Company will pay Mr. Tabankin an annual base salary of $216,000 and he will be eligible to receive an annual bonus between zero percent (0%) and fifty percent (50%) of such annual base salary based on achievement of goals and objectives established by the Company. In addition, pursuant to the Employment Agreement, Mr. Tabankin converted his share of Series A Preferred Stock into eight shares of the Company’s Common Stock and agreed to step down from the Company’s Board of Directors upon request by the Company’s Chief Executive Officer. The Employment Agreement supersedes all prior oral and written agreements between the Company, Catcher and Mr. Tabankin, including but not limited to the Employment Agreement between Catcher and Mr. Tabankin, dated April 21, 2005. In the event Catcher terminates the Employment Agreement without Cause (as that term is defined therein), Mr. Tabankin will be eligible to receive his base salary for a period of six months following such termination. The Employment Agreement is for a term of three (3) years and is terminable by either party without any advance notice.

The description of the terms of the Employment Agreement set forth above is qualified in its entirety by reference to the Executive Employment Agreement, dated September 1, 2007, by and between Catcher, Inc. and Ira Tabankin, filed with this current report as Exhibit 10.44, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.44	Executive Employment Agreement, dated September 1, 2007, by and between Catcher, Inc. and Ira Tabankin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

September 5, 2007	By:	/s/ Denis McCarthy
Denis McCarthy
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.44	Executive Employment Agreement, dated September 1, 2007, by and between Catcher, Inc. and Ira Tabankin.

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